Exhibit 5.1

[White & Case LLP Letterhead]

July 10, 2014

Macquarie Infrastructure Company LLC

125 West 55th Street

New York, NY 10019

Re:	Registration Statement on Form S-3 (No. 333-187794)

Ladies and Gentlemen:

We have acted as counsel to Macquarie Infrastructure Company LLC, a Delaware limited liability company (the “Company”), in connection with the offer, issuance and sale by the Company of 10,000,000 limited liability company interests (the “LLC interests”) of the Company, plus up to 1,500,000 LLC interests that the underwriters in the offering have the option to purchase from the Company (collectively, the “Shares”), in an underwritten public offering (the “Equity Offering”). The Shares were registered under the above-referenced Registration Statement (as amended or supplemented the “Registration Statement”) on Form S-3, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 8, 2013, as amended by Amendment No. 1 to Form S-3, filed with the Commission on July 7, 2014. The Shares are to be sold by the Company pursuant to an underwriting agreement, dated as of July 9, 2014, among the Company and Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein (the “Equity Underwriting Agreement”).

In addition, we have acted as counsel to the Company in connection with the offer, issuance and sale by the Company of $305,000,000 aggregate principal amount of the Company’s 2.875% convertible senior notes due 2019 (the “notes”) of the Company, plus up to an additional $45,000,000 aggregate principal amount of notes that the underwriters in the offering have the option to purchase from the Company (collectively, the “Convertible Notes”), in an underwritten public offering (the “Convertible Notes Offering”). The Convertible Notes were registered under the Registration Statement. The Convertible Notes are to be sold by the Company pursuant to an underwriting agreement, dated as of July 9, 2014, among the Company and Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters (the “Convertible Notes Underwriting Agreement”). The Convertible Notes will be issued under a supplemental indenture, to be dated as of July 15, 2014 (the “Supplemental Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to that certain Indenture, to be dated as of July 15, 2014 between the Company and the Trustee (the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”).

For purposes of this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement, including the related form of prospectus included therein, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the preliminary prospectus supplement, dated July 7, 2014 and the final prospectus supplement, dated July 9, 2014, each including the documents incorporated by reference therein (collectively, the “Equity Prospectus Supplement”) relating to the Equity Offering; (iii) the Equity Underwriting Agreement; (iv) the preliminary prospectus supplement, dated July 7, 2014 and the final prospectus supplement, dated July 9, 2014, each including the documents incorporated by reference therein (collectively, the “Convertible Notes Prospectus Supplement”) relating to the Convertible Notes Offering; (v) the Convertible Notes Underwriting Agreement; (vi) the Indenture; (vii) the Company’s Certificate of Formation and Third Amended and Restated Operating Agreement (the “Operating Agreement”), each as amended to date; (viii) a specimen of the certificate representing LLC interests of the Company; (ix) the resolutions adopted by the Board of Directors of the Company and a duly appointed committee thereof relating to the issuance of the Shares and Convertible Notes and (x) such other proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have also assumed that the Shares conform to the specimen of LLC interests that we have reviewed.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.	The Shares, when issued and sold as contemplated in the Registration Statement, Equity Prospectus Supplement and Equity Underwriting Agreement and upon payment and delivery in accordance with the Equity Underwriting Agreement, will be validly issued and holders of the Shares will not be obligated personally for the debts, obligations or liabilities of the Company solely by reason of being a holder of such Shares.

2.	When (a) each of the Base Indenture and the Supplemental Indenture has been duly executed and delivered by the Company and (b) the Convertible Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefore in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Convertible Notes Prospectus Supplement and the Convertible Notes Underwriting Agreement, the Convertible Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2

3.	The shares of LLC interests issuable upon conversion of the Convertible Notes have been duly authorized for issuance and, when issued upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes and Indenture, will be validly issued and holders of such shares will not be obligated personally for the debts, obligations or liabilities of the Company solely by reason of being a holder of such shares.

The foregoing opinion as to enforceability of obligations of the Company is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality).

We are members of the bar of the State of New York. We do not express or purport to express any opinions with respect to laws other than the State of New York and the Delaware Limited Liability Company Act.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Equity Offering and Convertible Notes Offering, which is incorporated by reference into the Registration Statement, the Equity Prospectus Supplement and the Convertible Notes Prospectus Supplement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

3